Modivcare Reports Second Quarter 2023
Financial Results and Adjusts 2023 Guidance

Denver, CO – August 3, 2023 – Modivcare Inc., (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions addressing the social determinants of health and improving health outcomes, today reported financial results for the three and six months ended June 30, 2023.

Second Quarter 2023 Highlights:
•Service revenue of $699.1 million, an 11.3% increase as compared to $628.2 million in the second quarter of 2022
•Net loss of $190.9 million or $13.47 per diluted common share, primarily attributable to goodwill impairment of $183.1 million
•Adjusted EBITDA(1) of $52.4 million, adjusted net income(1) of $20.8 million and adjusted EPS(1) of $1.47 per diluted common share
•Cash used in operating activities during the quarter of $108.2 million along with capex spend of $8.9 million
•Contract payables decreased by $78.5 million to $109.1 million and contract receivables increased by $17.4 million to $119.8 million, resulting in net contract receivables of $10.7 million as of June 30, 2023
•$126.5 million drawn on the $325.0 million revolving credit facility as of June 30, 2023
•Amended credit agreement’s maximum Total Net Leverage Ratio to provide improved access to liquidity

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below

"Modivcare continues to transform into a more efficient tech-enabled platform with a differentiated offering in the health care services market. Revenue growth of 11% during the second quarter of 2023 was driven by strong growth across our Home and Mobility businesses,” stated L. Heath Sampson, President, and CEO. “Our Home division is benefiting from our centralization and standardization initiatives, which helped drive double-digit revenue and Adjusted EBITDA growth. We made significant progress on our move towards One Modivcare during the second quarter by accelerating the creation of a longitudinal member profile that will allow us to improve member experience, lower costs, and generate proactive outcome-based insights. Membership in our Mobility division increased 2% sequentially driven by expansions of existing contracts, with 5% Medicare Advantage growth and 1% Medicaid member growth, despite the initial impact of Medicaid redeterminations. However, in the near-term, increased utilization and related higher call volumes in NEMT, along with new contract win implementation delays, and contract attrition from prior years, prompted us to revise our 2023 full-year Adjusted EBITDA guidance to an updated range of $200 million to $210 million. Our cash flow was also negatively impacted during the second quarter of 2023 due to a $96 million decline in our contract payables, net of receivables. We expect positive cash flow in the second half of the year, as collections on our contract receivables align with or exceed declines on our contract payables. Despite the near-term challenges, we believe our business is well positioned to generate strong long-term performance as we continue to drive us towards our unique One Modivcare vision."

2023 Guidance

We updated our revenue and adjusted EBITDA guidance ranges as follows ($ in millions):

	Updated		Previous
	Low	High	Low	High
Revenue	$2,750	$2,800	$2,575	$2,600
Adjusted EBITDA	$200	$210	$225	$235

Guidance excludes the effects of any future merger or acquisition activity and is based on the current operating environment.

Second Quarter 2023 Results

For the second quarter of 2023, the Company reported revenue of $699.1 million, an increase of 11.3% from $628.2 million in the second quarter of 2022. The increase in revenue is primarily attributable to a 1.5% increase in membership and an 9.0% increase in revenue per member per month in our NEMT segment coupled with a 3.4% increase in hours worked and a 7.2% increase in rate per hour in our Personal Care segment.

Our operating loss was $175.8 million, or 25.1% of revenue, in the second quarter of 2023, compared to operating income of $23.1 million, or 3.7% of revenue, in the second quarter of 2022. Net loss in the second quarter of 2023 was $190.9 million, or $13.47 per diluted common share, compared to net income of $3.3 million, or $0.24 per diluted common share, in the second quarter of 2022. Both the operating loss and the net loss for the second quarter of 2023 are primarily attributable to the non-cash goodwill impairment of $183.1 million.

Adjusted EBITDA was $52.4 million, or 7.5% of revenue, in the second quarter of 2023, compared to $60.2 million, or 9.6% of revenue, in the second quarter of 2022. Our Adjusted EBITDA decreased primarily as a result of a $17.5 million decrease in the NEMT segment. This decrease was driven by increased service expense per trip and higher than expected trip volume, as well as contract losses that impacted NEMT's operating margin. Accordingly, adjusted net income in the second quarter of 2023 was $20.8 million, or $1.47 per diluted common share, compared to $28.1 million, or $1.99 per diluted common share, in the second quarter of 2022.

Cash used in operations during the quarter was $108.2 million as compared to $17.9 million during the second quarter of 2022. The primary use of cash during the quarter was a net $78.5 million reduction in contract payables, coupled with a $17.4 million increase in contract receivables, for a total use of cash of $95.9 million. As of the quarter end, we are in a net contract receivables position of $10.7 million.

During the second quarter, a goodwill impairment of $183.1 million was recognized, as the Company performed its annual goodwill impairment assessment and determined that based on its qualitative assessment for each reporting unit, factors existed which required the Company to perform a quantitative assessment to test its goodwill for impairment. These factors included a decline in the market price of the Company's common stock and general economic and market volatility.

Second Quarter Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Friday, August 4, 2023 at 8:30 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 407-8037
International: 1 (201) 689-8037

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions are intended to address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes (as applicable) EBITDA, Adjusted EBITDA and Adjusted G&A expense for the Company and its segments, Adjusted EBITDA margin for the Company's segments (other than its Corporate segment), and Adjusted Net Income and Adjusted EPS for the Company, all of which are performance measures that are not recognized under GAAP. EBITDA is defined as net income (loss) before: (1) interest expense, net, (2) provision (benefit) for income taxes, and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs, (4) cash settled equity, (5) stock-based compensation, (6) impairment of goodwill, (7) COVID-19 related costs, net of grant income, and (8) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as Adjusted EBITDA, divided by service revenue, net. Adjusted Net Income is calculated as net income (loss) before: (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs, (4) cash settled equity, (5) stock-based compensation, (6) impairment of goodwill, (7) equity in net (income) loss of investee, net of tax (8) intangible asset amortization expense, (9) COVID-19 related costs, net of grant income, and (10) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs, (4) cash settled equity, and (5) stock-based compensation. Reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures are included below. We do not provide guidance for net income (loss) in this presentation on a basis consistent with GAAP or a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict items contained in the GAAP financial measures without unreasonable efforts. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; the effects of a public health emergency; inadequacies in our information technology systems; changes in the funding, financial viability or our relationships with our payors; pandemics and other infectious diseases; disruptions to our contact center operations caused by health epidemics or pandemics; delays in collection of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; estimated income taxes being different from income taxes that we ultimately pay; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing labor shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; our operating in the competitive remote patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; changes to, or violations of, licensing regulations; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by a significant number of Medicaid beneficiaries following the expiration of the COVID-19 public health emergency under the Families First Coronavirus Response Act (2020); our existing debt agreements containing restrictions that limit our flexibility in operating our business; our substantial indebtedness and lease obligations; any loss of available financing alternatives; our ability to incur substantial additional indebtedness; and the results of the remediation of our identified material weaknesses in internal control over financial reporting.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
Kevin.Ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Service revenue, net	$699,107	$628,215	$1,361,413	$1,202,690
Grant income	2,634	3,330	4,098	3,798

Operating expenses:
Service expense	589,255	504,230	1,139,521	963,545
General and administrative expense	79,240	79,411	158,953	156,219
Depreciation and amortization	25,909	24,758	51,602	48,704
Impairment of goodwill	183,100	—	183,100	—
Total operating expenses	877,504	608,399	1,533,176	1,168,468

Operating income (loss)	(175,763)	23,146	(167,665)	38,020

Interest expense, net	16,967	15,472	32,925	30,872
Income (loss) before income taxes and equity method investment	(192,730)	7,674	(200,590)	7,148
Income tax (provision) benefit	830	(2,291)	2,703	(1,930)
Equity in net income (loss) of investee, net of tax	956	(2,055)	2,981	(1,572)
Net income (loss)	$(190,944)	$3,328	$(194,906)	$3,646

Earnings (loss) per common share:
Basic	$(13.47)	$0.24	$(13.76)	$0.26
Diluted	$(13.47)	$0.24	$(13.76)	$0.26

Weighted-average number of common shares outstanding:
Basic	14,170,617	14,047,459	14,162,776	14,035,588
Diluted	14,170,617	14,115,471	14,162,776	14,122,730

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,898	$14,451
Accounts receivable, net	224,013	223,210
Contract receivables	119,763	71,131
Other current assets(1)	42,275	37,362
Total current assets	392,949	346,154
Property and equipment, net	78,922	69,138
Goodwill	785,554	968,654
Intangible assets, net	400,287	439,409
Equity investment	45,114	41,303
Operating lease right-of-use assets	39,301	39,405
Other long-term assets	42,893	40,209
Total assets	$1,785,020	$1,944,272

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$126,500	$—
Accounts payable	56,047	54,959
Accrued contract payables	109,094	194,287
Accrued expenses and other current liabilities	138,178	135,860
Accrued transportation costs	94,118	96,851
Current portion of operating lease liabilities	9,298	9,640
Total current liabilities	533,235	491,597
Long-term debt, net of deferred financing costs	981,526	979,361
Operating lease liabilities, less current portion	32,396	32,088
Other long-term liabilities(2)	76,422	86,670
Total liabilities	1,623,579	1,589,716

Stockholders' equity
Stockholders' equity	161,441	354,556
Total liabilities and stockholders' equity	$1,785,020	$1,944,272

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2023	2022
Operating activities
Net income (loss)	$(194,906)	$3,646
Depreciation and amortization	51,602	48,704
Stock-based compensation	2,286	4,496
Equity in net (income) loss of investee	(4,137)	2,358
Deferred income taxes	(10,264)	(14,493)
Impairment of goodwill	183,100	—
Reduction of right-of-use asset	6,951	5,757
Other non-cash items(1)	(108)	(6,495)
Changes in working capital(2)	(145,398)	7,233
Net cash provided by (used in) operating activities	(110,874)	51,206

Investing activities
Purchase of property and equipment	(22,265)	(15,899)
Acquisitions, net of cash acquired	—	(78,861)
Net cash used in investing activities	(22,265)	(94,760)

Financing activities
Proceeds from short-term borrowings	126,500	—
Debt issuance costs	(376)	(2,415)
Proceeds from common stock issued pursuant to stock option exercise	31	1,138
Restricted stock surrendered for employee tax payment	(840)	(607)
Other financing activities	315	—
Net cash provided by (used in) financing activities	125,630	(1,884)

Net change in cash, cash equivalents and restricted cash	(7,509)	(45,438)
Cash, cash equivalents and restricted cash at beginning of period	14,975	133,422
Cash, cash equivalents and restricted cash at end of period	$7,466	$87,984

(1) Includes amortization of deferred financing costs and debt discount and other assets.
(2) Includes accounts receivable and other receivables, contract receivables, prepaid expenses and other current assets, accrued contract payables, accounts payable and accrued expenses, accrued transportation costs and other long-term liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2023
	NEMT	Personal Care	RPM	Corporate and Other	Total

Service revenue, net	$496,975	$180,325	$19,211	$2,596	$699,107
Grant income	—	2,634	—	—	2,634

Operating expenses:
Service expense	441,897	138,468	6,705	2,185	589,255
General and administrative expense	28,337	20,565	5,327	25,011	79,240
Depreciation and amortization	6,739	12,872	6,059	239	25,909
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	476,973	309,236	63,860	27,435	877,504

Operating income (loss)	20,002	(126,277)	(44,649)	(24,839)	(175,763)

Interest expense, net	—	—	—	16,967	16,967
Income (loss) before income taxes and equity method investment	20,002	(126,277)	(44,649)	(41,806)	(192,730)
Income tax (provision) benefit	(5,402)	(3,095)	(316)	9,643	830
Equity in net income of investee, net of tax	189	—	—	767	956
Net income (loss)	14,789	(129,372)	(44,965)	(31,396)	(190,944)

Interest expense, net	—	—	—	16,967	16,967
Income tax provision (benefit)	5,402	3,095	316	(9,643)	(830)
Depreciation and amortization	6,739	12,872	6,059	239	25,909
EBITDA	26,930	(113,405)	(38,590)	(23,833)	(148,898)

Restructuring and related costs(1)	2,055	—	—	8,055	10,110
Transaction and integration costs	—	173	16	665	854
Settlement related costs	—	—	—	7,209	7,209
Stock-based compensation	—	—	—	947	947
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net income of investee, net of tax	(189)	—	—	(767)	(956)

Adjusted EBITDA	$28,796	$24,099	$7,195	$(7,724)	$52,366

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2022
	NEMT	Personal Care	RPM	Corporate and Other	Total

Service revenue, net	$448,733	$162,737	$16,745	$—	$628,215
Grant income	—	3,330	—	—	3,330

Operating expenses:
Service expense	373,724	124,445	6,061	—	504,230
General and administrative expense	33,588	23,346	6,742	15,735	79,411
Depreciation and amortization	7,392	12,552	4,606	208	24,758
Total operating expenses	414,704	160,343	17,409	15,943	608,399

Operating income (loss)	34,029	5,724	(664)	(15,943)	23,146

Interest expense, net	—	—	—	15,472	15,472
Income (loss) before income taxes and equity method investment	34,029	5,724	(664)	(31,415)	7,674
Income tax (provision) benefit	(9,563)	(1,601)	189	8,684	(2,291)
Equity in net loss of investee, net of tax	—	—	—	(2,055)	(2,055)
Net income (loss)	24,466	4,123	(475)	(24,786)	3,328

Interest expense, net	—	—	—	15,472	15,472
Income tax provision (benefit)	9,563	1,601	(189)	(8,684)	2,291
Depreciation and amortization	7,392	12,552	4,606	208	24,758
EBITDA	41,421	18,276	3,942	(17,790)	45,849

Restructuring and related costs(1)	4,852	—	—	354	5,206
Transaction and integration costs(2)	—	2,830	1,635	3,237	7,702
Cash settled equity	—	—	—	20	20
Stock-based compensation	—	173	57	2,440	2,670
COVID-19 related costs, net of grant income	34	(3,378)	—	—	(3,344)
Equity in net loss of investee, net of tax	—	—	—	2,055	2,055

Adjusted EBITDA	$46,307	$17,901	$5,634	$(9,684)	$60,158

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2023
	NEMT	Personal Care	RPM	Corporate and Other	Total

Service revenue, net	$966,438	$354,456	$37,923	$2,596	$1,361,413
Grant income	—	4,098	—	—	4,098

Operating expenses:
Service expense	849,583	274,558	13,195	2,185	1,139,521
General and administrative expense	62,212	43,228	11,096	42,417	158,953
Depreciation and amortization	13,505	25,740	11,913	444	51,602
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	925,300	480,857	81,973	45,046	1,533,176

Operating income (loss)	41,138	(122,303)	(44,050)	(42,450)	(167,665)

Interest expense, net	—	—	—	32,925	32,925
Income (loss) before income taxes and equity method investment	41,138	(122,303)	(44,050)	(75,375)	(200,590)
Income tax (provision) benefit	(11,020)	(4,244)	(486)	18,453	2,703
Equity in net income of investee, net of tax	842	—	—	2,139	2,981
Net income (loss)	30,960	(126,547)	(44,536)	(54,783)	(194,906)

Interest expense, net	—	—	—	32,925	32,925
Income tax provision (benefit)	11,020	4,244	486	(18,453)	(2,703)
Depreciation and amortization	13,505	25,740	11,913	444	51,602
EBITDA	55,485	(96,563)	(32,137)	(39,867)	(113,082)

Restructuring and related costs(1)	9,154	—	—	15,401	24,555
Transaction and integration costs	—	450	48	1,229	1,727
Settlement related costs	275	—	—	7,209	7,484
Stock-based compensation	—	—	—	1,795	1,795
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net income of investee, net of tax	(842)	—	—	(2,139)	(2,981)

Adjusted EBITDA	$64,072	$41,218	$13,680	$(16,372)	$102,598

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2022
	NEMT	Personal Care	RPM	Corporate and Other	Total

Service revenue, net	$849,653	$322,435	$30,602	$—	$1,202,690
Grant income	—	3,798	—	—	3,798

Operating expenses:
Service expense	705,820	246,677	11,048	—	963,545
General and administrative expense	70,921	46,479	11,704	27,115	156,219
Depreciation and amortization	14,497	25,057	8,734	416	48,704
Total operating expenses	791,238	318,213	31,486	27,531	1,168,468

Operating income (loss)	58,415	8,020	(884)	(27,531)	38,020

Interest expense, net	—	—	—	30,872	30,872
Income (loss) before income taxes and equity method investment	58,415	8,020	(884)	(58,403)	7,148
Income tax (provision) benefit	(16,138)	(2,241)	247	16,202	(1,930)
Equity in net loss of investee, net of tax	(65)	—	—	(1,507)	(1,572)
Net income (loss)	42,212	5,779	(637)	(43,708)	3,646

Interest expense, net	—	—	—	30,872	30,872
Income tax provision (benefit)	16,138	2,241	(247)	(16,202)	1,930
Depreciation and amortization	14,497	25,057	8,734	416	48,704
EBITDA	72,847	33,077	7,850	(28,622)	85,152

Restructuring and related charges (1)	10,456	181	24	385	11,046
Transaction costs (2)	—	4,103	2,282	5,028	11,413
Cash settled equity	—	—	—	7	7
Stock-based compensation	—	190	86	3,860	4,136
COVID-19 related costs, net of grant income	156	(3,029)	—	—	(2,873)
Equity in net loss of investee, net of tax	65	—	—	1,507	1,572

Adjusted EBITDA	$83,524	$34,522	$10,242	$(17,835)	$110,453

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts
--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Net income (loss)	$(190,944)	$3,328	$(194,906)	$3,646

Restructuring and related costs(1)	10,110	5,206	24,555	11,046
Transaction and integration costs(2)	854	7,702	1,727	11,413
Settlement related costs	7,209	—	7,484	—
Cash settled equity	—	20	—	7
Stock-based compensation	947	2,670	1,795	4,136
Impairment of goodwill	183,100	—	183,100	—
Equity in net (income) loss of investee, net of tax	(956)	2,055	(2,981)	1,572
Intangible asset amortization expense	19,808	19,752	39,709	39,251
COVID-19 related costs, net of grant income	—	(3,344)	—	(2,873)
Tax effected impact of adjustments	(9,352)	(9,299)	(19,506)	(18,224)

Adjusted net income	$20,776	$28,090	$40,977	$49,974

Adjusted EPS	$1.47	$1.99	$2.89	$3.54

Diluted weighted-average number of common shares outstanding	14,173,854	14,115,471	14,178,375	14,122,730

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change	March 31, 2023	QoQ % Change

NEMT Segment

Service revenue, net	$496,975	$448,733	10.8%	$966,438	$849,653	13.7%	$469,463	5.9%
Purchased services expense	377,192	317,213	18.9%	721,612	595,160	21.2%	344,420	9.5%
Payroll and other expense	64,705	56,511	14.5%	127,971	110,660	15.6%	63,266	2.3%
Service expense	$441,897	$373,724	18.2%	$849,583	$705,820	20.4%	$407,686	8.4%

Gross profit	$55,078	$75,009	(26.6)%	$116,855	$143,833	(18.8)%	$61,777	(10.8)%
Gross margin	11.1%	16.7%		12.1%	16.9%		13.2%

G&A expense	$28,337	$33,588	(15.6)%	$62,212	$70,921	(12.3)%	$33,875	(16.3)%
G&A expense adjustments:
Restructuring and related costs	2,055	4,852	(57.6)%	9,154	10,456	(12.5)%	7,099	(71.1)%
Settlement related costs	—	—	N/M	275	—	N/M	275	N/M
Adjusted G&A expense	$26,282	$28,736	(8.5)%	$52,783	$60,465	(12.7)%	$26,501	(0.8)%
Adjusted G&A expense % of revenue	5.3%	6.4%		5.5%	7.1%		5.6%

Net income	$14,789	$24,466	(39.6)%	$30,960	$42,212	(26.7)%	$16,171	(8.5)%
Net income margin	3.0%	5.5%		3.2%	5.0%		3.4%

Adjusted EBITDA	$28,796	$46,307	(37.8)%	$64,072	$83,524	(23.3)%	$35,276	(18.4)%
Adjusted EBITDA margin	5.8%	10.3%		6.6%	9.8%		7.5%

Total paid trips (thousands)	8,735	7,831	11.5%	16,937	14,942	13.4%	8,202	6.5%
Average monthly members (thousands)	34,312	33,792	1.5%	34,008	32,984	3.1%	33,704	1.8%

Revenue per member per month	$4.83	$4.43	9.0%	$4.74	$4.29	10.5%	$4.64	4.1%
Revenue per trip	$56.89	$57.30	(0.7)%	$57.06	$56.86	0.4%	$57.24	(0.6)%
Monthly utilization	8.5%	7.7%		8.3%	7.6%		8.1%

Purchased services per trip	$43.18	$40.51	6.6%	$42.61	$39.83	7.0%	$41.99	2.8%
Payroll and other per trip	$7.41	$7.22	2.6%	$7.56	$7.41	2.0%	$7.71	(3.9)%
Total service expense per trip	$50.59	$47.73	6.0%	$50.17	$47.24	6.2%	$49.70	1.8%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change	March 31, 2023	QoQ % Change

Personal Care Segment

Service revenue, net	$180,325	$162,737	10.8%	$354,456	$322,435	9.9%	$174,131	3.6%
Service expense	138,468	124,445	11.3%	274,558	246,677	11.3%	136,090	1.7%
Gross profit	$41,857	$38,292	9.3%	$79,898	$75,758	5.5%	$38,041	10.0%
Gross Margin	23.2%	23.5%		22.5%	23.5%		21.8%

G&A expense	$20,565	$23,346	(11.9)%	$43,228	$46,479	(7.0)%	$22,663	(9.3)%
G&A expense adjustments
Restructuring and related costs	—	—	N/M	—	181	N/M	—	N/M
Transaction and integration costs	173	2,830	(93.9)%	450	4,103	(89.0)%	277	(37.5)%
Stock-based compensation	—	173	N/M	—	190	N/M	—	N/M
Adjusted G&A expense	$20,392	$20,343	0.2%	$42,778	$42,005	1.8%	$22,386	(8.9)%
Adjusted G&A expense % of revenue	11.3%	12.5%		12.1%	13.0%		12.9%

Net income	$(129,372)	$4,123	N/M	$(126,547)	$5,779	N/M	$2,825	N/M
Net income margin	(71.7)%	2.5%		(35.7)%	1.8%		1.6%

Adjusted EBITDA	$24,099	$17,901	34.6%	$41,218	$34,522	19.4%	$17,119	40.8%
Adjusted EBITDA margin	13.4%	11.0%		11.6%	10.7%		9.8%

Total hours (in thousands)	6,933	6,705	3.4%	13,757	13,240	3.9%	6,824	1.6%
Revenue per hour	$26.01	$24.27	7.2%	$25.77	$24.35	5.8%	$25.52	1.9%
Service expense per hour	$19.97	$18.56	7.6%	$19.96	$18.63	7.1%	$19.94	0.2%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change	March 31, 2023	QoQ % Change

RPM Segment

Service revenue, net	$19,211	$16,745	14.7%	$37,923	$30,602	23.9%	$18,712	2.7%
Service expense	6,705	6,061	10.6%	13,195	11,048	19.4%	6,490	3.3%
Gross profit	$12,506	$10,684	17.1%	$24,728	$19,554	26.5%	$12,222	2.3%
Gross Margin	65.1%	63.8%		65.2%	63.9%		65.3%

G&A expense	$5,327	$6,742	(21.0)%	$11,096	$11,704	(5.2)%	$5,769	(7.7)%
G&A expense adjustments
Restructuring and related costs	—	—	N/M	—	24	N/M	—	N/M
Transaction and integration costs	16	1,635	(99.0)%	48	2,282	(97.9)%	32	(50.0)%
Stock-based compensation	—	57	N/M	—	86	N/M	—	N/M
Adjusted G&A expense	$5,311	$5,050	5.2%	$11,048	$9,312	18.6%	$5,737	(7.4)%
Adjusted G&A expense % of revenue	27.6%	30.2%		29.1%	30.4%		30.7%

Net income (loss)	$(44,965)	$(475)	N/M	$(44,536)	$(637)	N/M	$429	N/M
Net income (loss) margin	(234.1)%	(2.8)%		(117.4)%	(2.1)%		2.3%

Adjusted EBITDA	$7,195	$5,634	27.7%	$13,680	$10,242	33.6%	$6,485	10.9%
Adjusted EBITDA margin	37.5%	33.6%		36.1%	33.5%		34.7%

Average monthly members (in thousands)	240	203	18.2%	237	186	27.4%	235	2.1%
Revenue per member per month	$26.68	$27.50	(3.0)%	$26.67	$27.42	(2.7)%	$26.54	0.5%
Service expense per member per month	$9.31	$9.95	(6.4)%	$9.28	$9.90	(6.3)%	$9.21	1.1%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Six months ended			Three months ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change	March 31, 2023	QoQ % Change

Corporate and Other Segment

G&A expense	$25,011	$15,735	59.0%	$42,417	$27,115	56.4%	$17,406	43.7%
G&A expense adjustments
Restructuring and related costs	8,055	354	N/M	15,401	385	N/M	7,346	9.7%
Transaction and integration costs	665	3,237	(79.5)%	1,229	5,028	(75.6)%	564	17.9%
Settlement related costs	7,209	—	N/M	7,209	—	N/M	—	N/M
Cash settled equity	—	20	N/M	—	7	N/M	—	N/M
Stock-based compensation	947	2,440	(61.2)%	1,795	3,860	(53.5)%	848	11.7%
Adjusted G&A expense	$8,135	$9,684	(16.0)%	$16,783	$17,835	(5.9)%	$8,648	(5.9)%
Adjusted G&A expense % of consolidated revenue	1.2%	1.5%		1.2%	1.5%		1.3%

	Three months ended			Six months ended			Three months ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change	March 31, 2023	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$79,240	$79,411	(0.2)%	$158,953	$156,219	1.8%	$79,713	(0.6)%
G&A expense adjustments
Restructuring and related costs	10,110	5,206	94.2%	24,555	11,046	N/M	14,445	(30.0)%
Transaction and integration costs	854	7,702	(88.9)%	1,727	11,413	(84.9)%	873	(2.2)%
Settlement related costs	7,209	—	N/M	7,484	—	N/M	275	N/M
Cash settled equity	—	20	N/M	—	7	N/M	—	N/M
Stock-based compensation	947	2,670	(64.5)%	1,795	4,136	(56.6)%	848	11.7%
Adjusted G&A expense	$60,120	$63,813	(5.8)%	$123,392	$129,617	(4.8)%	$63,272	(5.0)%
Adjusted G&A expense % of revenue	8.6%	10.2%		9.1%	10.8%		9.6%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--end--